UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2023

Commission File Number 001-39223

Sadot Group Inc.

(Exact name of issuer as specified in its charter)

MUSCLE MAKER, INC.

(Former name of issuer)

Nevada	47-2555533
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

1751 River Run, Suite 200, Fort Worth, Texas 76107

(Address of principal executive offices)

(832) 604-9568

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	GRIL	The Nasdaq Stock Market

Item 1.01	Entry into a Material Definitive Agreement.

Warrant Exercise Agreement

On July 27, 2023 (the “Closing Date”), Sadot Group Inc. (f/k/a Muscle Maker Inc.) (the “Company”) entered into a Warrant Exercise Agreement (the “Exercise Agreement”) with Altium Growth Fund Ltd. (the “Exercising Holder”), the holder of outstanding warrants to purchase 2,153,309 shares of common stock of the Company issued in November 2021 (collectively, the “Original Warrants”), whereby the Exercising Holder and the Company agreed that the Exercising Holder would exercise the Original Warrants in consideration of 2,153,309 shares of common stock (the “Shares”). The Company expects to receive aggregate gross proceeds before expenses of approximately $2,153,309. In order to induce the Exercising Holder to exercise the Original Warrants, the Company agreed to reduce the exercise price on the Original Warrants from $1.385 to $1.00 per share.

The Shares were registered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-261497), filed with the U.S. Securities and Exchange Commission under the Securities Act, including Amendment No. 1, thereto, which became effective on December 15, 2021.

The foregoing description of the Exercise Agreement is qualified in its entirety by reference to the full text of the Exercise Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Warrants

In connection with the exercise of the Original Warrants, the Company will issue an additional warrant to the Exercising Holder that is exercisable for the number of shares of common stock equal to one hundred percent of the Shares purchased by the Exercising Holder (the “Additional Warrant”). The Additional Warrant will be substantially identical to the Original Warrants, except that the exercise price of the Additional Warrant is $2.40. The Company is obligated to file a registration statement covering the shares of common stock underlying the warrants within 30 days and to have the registration statement declared effective within 90 days after filing with the Commission.

The foregoing description of the Additional Warrant is qualified in its entirety by reference to the full text of the form of Additional Warrant which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report in connection with the Additional Warrant is incorporated by reference into this Item 3.02. The issuance and sale of the Additional Warrant was not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption from registration under Section 4(a)(2) of the Act and Rule 506 of Regulation D thereunder (“Regulation D”), based on the fact that each holder is an “accredited investor,” as such term is defined in Rule 501 of Regulation D, in a transaction not involving a public offering. The Additional Warrant may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
Exhibit 4.1	Form of Additional Warrant

Exhibit 10.1	Warrant Exercise Agreement, dated July 27, 2023, by and between Muscle Maker Inc. and Altium Growth Fund Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sadot Group Inc.

	By:	/s/ Michael Roper
	Name:	Michael Roper
	Title:	Chief Executive Officer

Date: July 27, 2023